UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2011

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Entry of Order Preliminarily Approving Settlement and Providing for Notice

On February 28, 2011, the United States District Court, Western District of Washington, entered an Order Preliminarily Approving Settlement and Providing for Notice in the matter entitled Pirelli Armstrong Tire Corporations Retiree Medical Benefits Trust, Derivatively on Behalf of Costco Wholesale Corporation vs. James D. Sinegal, et al., and Costco Wholesale Corporation (Lead Case No. 2:08-cv-01450TSZ). The order preliminarily approved, subject to further consideration at a settlement hearing, a proposed settlement of the action involving, among other things, a dismissal of the consolidated derivative actions with prejudice and a payment by the Company of attorneys’ fees and costs to plaintiffs’ counsel in the amount of $4.85 million. The settlement hearing is currently scheduled for June 10, 2011 at 1:30 p.m., to determine whether the terms and conditions of the settlement provided for in the stipulation are fair, reasonable, adequate and in the best interests of Costco and current Costco shareholder and to consider whether to enter a final judgment approving the settlement in its entirety. The order further provided that the Company is required to disclose the order through a filing on Form 8-K. The description of the order and the stipulation above is qualified in its entirety by reference to the order and the stipulation, which are attached as exhibits.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibit is included in this report:

99.1.	Corrected Stipulation of Settlement, filed January 27, 2011.

99.2.	Order Preliminarily Approving Settlement and Providing for Notice, United States District Court, Western District of Washington, dated February 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on March 7, 2011.

COSTCO WHOLESALE CORPORATION

By:	/s/ Richard A. Galanti
Richard A. Galanti,
Executive Vice President and Chief Financial Officer

2